Aames 2002-2

Mortgage Pass-Through Certificates

Realized Loss Report for January 27, 2003 Distribution
Realized Loss Report - Collateral
COLLATERAL REALIZED LOSSES	GROUP 2	GROUP 1	TOTAL

Current
Number of Loans Liquidated	-	-	-
Collateral Realized Loss/(Gain) Amount	-	-	-
Net Liquidation Proceeds	-	-	-

Cumulative
Number of Loans Liquidated	-	-	-
Collateral Realized Loss/(Gain) Amount	-	-	-
Net Liquidation Proceeds	-	-	-

Note: Collateral realized losses may include adjustments to loans liquidated in prior periods.

Supplemental Gains/(Losses)	0.00	0.00	0.00

Collateral Loss Severity Approximation by Groups

Collateral Loss Severity Approximation

Page 23 of 27	© COPYRIGHT 2003 Deutsche Bank

Aames 2002-2

Mortgage Pass-Through Certificates

Realized Loss Report for January 27, 2003 Distribution
Realized Loss Report - Collateral
DEFAULT SPEEDS	GROUP 2	GROUP 1	TOTAL

MDR	0.00%	0.00%	0.00%
3 Months Avg MDR
12 Months Avg MDR
Avg MDR Since Cut-off	0.00%	0.00%	0.00%

CDR	0.00%	0.00%	0.00%
3 Months Avg CDR
12 Months Avg CDR
Avg CDR Since Cut-off	0.00%	0.00%	0.00%

SDA	0.00%	0.00%	0.00%
3 Months Avg SDA Approximation
12 Months Avg SDA Approximation
Avg SDA Since Cut-off Approximation	0.00%	0.00%	0.00%

Loss Severity Approximation for Current Period
3 Months Avg Loss Severity Approximation
12 Months Avg Loss Severity Approximation
Avg Loss Severity Approximation Since Cut-off

CDR by Groups

Total CDR

SDA by Groups

Total SDA

Page 24 of 27	© COPYRIGHT 2003 Deutsche Bank

Aames 2002-2

Mortgage Pass-Through Certificates

Realized Loss Report for January 27, 2003 Distribution
Realized Loss Report - Collateral

CDR Avg since Cut-Off by Groups

Total CDR Avg since Cut-Off

 SDA Avg since Cut-Off by Groups

Total SDA Avg since Cut-Off

COLLATERAL REALIZED LOSS CALCULATION METHODOLOGY
Monthly Default Rate (MDR): (Beg Principal Balance of Liquidated Loans)/(Total Beg Principal Balance)
Conditional Default Rate (CDR): 1-((1-MDR)^12)
SDA Standard Default Assumption: CDR/IF(WAS<61,MIN(30,WAS)*0.02,MAX(0.03,MIN(30,WAS)*0.02-0.0095*(WAS-60)))
Average MDR over period between nth month and mth month (AvgMDRn,m): [(1-MDRn) * (1-MDRn+1) *. .. . . . .*(1-MDRm)]^(1/months in period n,m)
Average CDR over period between the nth month and mth month (AvgCDRn,m): 1-((1-AvgMDRn,m)^12)
Average SDA Approximation over period between the nth month and mth month:
AvgCDRn,m/IF(Avg WASn,m<61,MIN(30,Avg WASn,m)*0.02,MAX(0.03,MIN(30,Avg WASn,m)*0.02-0.0095*(Avg WASn,m-60)))
Average WASn,m: (WASn + WASn+1 +. . . . . .+ WASm )/(number of months in the period n,m)
Loss Severity Approximation for current period: sum(Realized Loss Amount)/sum(Beg Principal Balance of Liquidated Loans)
Average Loss Severity Approximation over period between nth month and mth month: Avg(Loss Severityn,m)
Note: Default rates are calculated since deal issue date and include realized gains and additional realized losses and gains from prior periods.
Dates correspond to distribution dates.

Page 25 of 27	© COPYRIGHT 2003 Deutsche Bank